Exhibit 99.2

CORRECTED PRESS RELEASE

HOKU SCIENTIFIC, INC. REPORTS FIRST QUARTER 2006 RESULTS

For Immediate Release – September 7, 2005 (corrected version)

HONOLULU, Hawaii – Hoku Scientific, Inc. (NASDAQ: HOKU), a provider of membrane electrode assemblies and non-fluorinated membranes for proton exchange membrane (PEM) fuel cells today announced its financial results for its first quarter ended June 30, 2005 and provided a general update on its business.

“We are pleased to announce our second consecutive profitable quarter,” said Dustin Shindo, Chairman of the Board of Directors, President and Chief Executive Officer. “As we continue to manage the growth of our business, our entire team is focused on building a sustainable pure play supplier to the emerging PEM fuel cell industry. We remain very positive about our long-term business prospects and the general direction of the fuel cell industry.”

Financial results

Total revenue for the first quarter ended June 30, 2005, was $1.1 million, compared to $100,000 in the same quarter of 2004. The increase is due to the recognition of engineering service and license deferred revenue from the company’s contracts with Nissan Motor Co., Ltd. As of June 30, 2005, the company had $3.1 million in deferred revenue, compared to $4.2 million as of March 31, 2005. The company’s deferred revenue is attributable to contracts with Nissan Motor Co., Ltd., and the United States Navy, and the decrease from March 31, 2005 to June 30, 2005 is a result of the recognition of $1.1 million of deferred revenue under contracts with Nissan Motor Co., Ltd. We expect to recognize the majority of this deferred revenue during the remainder of fiscal year 2006.

Net income for the first quarter ended June 30, 2005 was $341,000, or $0.03 per diluted share, compared to a net loss of $679,000, or $0.14 per diluted share for the quarter ended June 30, 2004. The company’s profitability is primarily attributable to the revenue from the contracts with Nissan Motor Co., Ltd.

Guidance

The company’s policy is only to provide guidance for the next fiscal quarter. Based on the company’s current outlook, it expects to recognize approximately $1.3 million of revenue in the three month period ending September 30, 2005, which will primarily consist of revenue from the company’s contracts with Nissan Motor Co., Ltd., that was deferred as of June 30, 2005. In addition, the company expects deferred revenue to be $2.7 million as of September 30, 2005. This will include deferred revenue from the company’s contracts with the U.S. Navy and Nissan Motor Co., Ltd.

Business Update

•	In August 2005, the company completed its initial public offering selling 3.5 million shares of its common stock at a price per share of $6.00 before deducting the underwriters’ discount. In September 2005, the underwriters exercised their over-allotment option to purchase an additional 183,200 shares of common stock at the same price. Piper Jaffray was the lead managing underwriter and sole book-runner for the offering; SG Cowen and Thomas Weisel Partners acted as co-managing underwriters.

•	In August 2005, the company completed the move of its operations to a new approximately 14,000 square foot facility in Kapolei, Hawaii, and is currently in negotiations to sublease all of its leased space in Honolulu, Hawaii where the company was previously headquartered.

•	In July 2005, the company achieved the second and third technical milestones, and in August 2005, the company achieved the fourth technical milestone, required by its contract with the United States Navy. These are in addition to the first technical milestone that was achieved in March 2005. The company is now preparing to ship membrane electrode assemblies to IdaTech, LLC for integration into the prototype fuel cell system pursuant to the contract.

Conference Call Information

Hoku Scientific has scheduled a conference call for after the market closes on Wednesday, September 7, 2005, at 4:30 p.m. (EDT) to review its first quarter 2006 results. All interested parties are invited to call-in. To participate, please call (913) 981-4911. A live webcast can also be accessed by going directly to the company’s web site at www.hokuscientific.com and electing the conference call link on the home page. A playback of the webcast will be available on the company’s web site until the company’s next earnings call.

About Hoku Scientific, Inc.

Hoku Scientific, Inc. designs, develops and manufactures membrane electrode assemblies (MEAs) and non-fluorinated membranes for proton exchange membrane (PEM) fuel cells.

Forwarding-Looking Statements

This press release contains forward-looking statements that involve many risks and uncertainties. These statements relate to our expectations regarding the potential size and growth of the fuel cell and MEA markets in general and our revenues in particular; our expectations regarding the market acceptance of our products; our future financial performance; our business strategy and plans; and objectives of management for future operations. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-

looking statements. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. In evaluating these statements, you should specifically consider the risks described in the company’s filings with the Securities and Exchange Commission. Except as required by law, the company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

HOKU SCIENTIFIC, INC.

BALANCE SHEET

	March 31, 2005	June 30, 2005 (Unaudited)	Pro forma Stockholders’ Equity as of June 30, 2005 (Unaudited)(1)
Assets
Cash and cash equivalents	$2,552	$321
Short-term investments	1,607	5,246
Accounts receivable	3,572	10
Inventory	61	65
Costs of uncompleted contracts	261	613
Other current assets	180	554

Total current assets	8,233	6,809
Property, plant and equipment, net	2,218	3,317
Other assets	331	1,267

Total assets	$10,782	$11,393

Liabilities and Stockholders’ Equity
Accounts payable	$17	$23
Accrued expenses	263	1,251
Deferred revenue	4,244	3,106
Current portion of capital lease obligations	9	9
Other current liabilities	12	13

Total current liabilities	4,545	4,402
Long-term portion of capital lease obligations	5	3

Total liabilities	4,550	4,405

Stockholders’ equity:

Convertible Series A preferred stock, no par value and $0.001 par value as of March 31, 2005 and June 30, 2005. Authorized 2,036,768 shares; issued and outstanding 2,036,658 shares as of March 31, 2005 and June 30, 2005; and aggregate liquidation preference of $1,527,500; no shares issued and outstanding pro forma (unaudited)	1,495	1,495	—

Convertible Series B preferred stock, no par value and $0.001 par value at March 31, 2005 and June 30, 2005. Authorized 333,350 shares; issued and outstanding 333,333 shares at March 31, 2005 and June 30, 2005; and aggregate liquidation preference of $1,000,000; no shares issued and outstanding pro forma (unaudited)	1,000	1,000	—

Convertible Series C preferred stock, no par value and $0.001 par value at March 31, 2005 and June 30, 2005. Authorized 3,550,177 shares at March 31, 2005 and June 30, 2005; issued and outstanding 3,549,997 shares as of March 31, 2005 and June 30, 2005; and aggregate liquidation preference of $5,325,000 as of March 31, 2005 and June 30, 2005; no shares issued and outstanding pro forma (unaudited)	5,325	5,325	—

Common stock, no par value and $0.001 par value at March 31, 2005 and June 30, 2005. Authorized 18,667,600 shares at March 31, 2005 and June 30, 2005; issued and outstanding 6,155,834 and 6,538,333 at March 31, 2005 and June 30, 2005, respectively; 15,958,321 shares issued and outstanding pro forma (unaudited)	6	6	16

Additional paid-in capital	4,959	5,374	30,714

Accumulated deficit	(6,506)	(6,165)	(6,165)

Accumulated other comprehensive loss	(47)	(47)	(47)

Total stockholders’ equity	6,232	6,988	$24,518

Total liabilities and stockholders’ equity	$10,782	$11,393

(1)	Pro forma stockholders’ equity reflects the conversion of preferred stock to common stock and the issuance of 3.5 million shares of common stock in the initial public offering after deducting underwriting discounts and commissions and estimated offering expenses of $2.0 million.

HOKU SCIENTIFIC, INC.

STATEMENT OF OPERATIONS

	Three Months Ended June 30,
	2004	2005
Revenue:
Service and license revenue	$100	$1,148

Cost of revenue:
Cost of service and license revenue(1)	—	144

Gross margin	100	1,004

Operating expenses:
Selling, general and administrative(1)	414	513
Research and development(1)	447	245

Total operating expenses	861	758

Income (loss) from operations	(761)	246

Interest and other income	11	37

Income (loss) before income tax benefit	(750)	283
Income tax benefit	(71)	(58)

Net income (loss)	$(679)	$341

Basic net income (loss) per share	$(0.14)	$0.05

Diluted net income (loss) per share	$(0.14)	$0.03

Shares used in computing basic net income (loss) per share	4,912,499	6,410,833

Shares used in computing diluted net income (loss) per share	4,912,499	12,923,291

Pro forma diluted net income per share		$0.02

Shares used in computing pro forma diluted net income per share(2)		16,423,291

(1) Includes stock-based compensation as follows:
Cost of service and license revenue	$—	$4
Selling, general and administrative	227	326
Research and development	61	63

Total	$288	$393

(2) Shares used in computing pro forma diluted net income per share include the issuance of 3.5 million shares of common stock in the initial public offering which occurred in August 2005